UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2014

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Introductory Note – Existing Closed Block Business

On December 18, 2001, The Prudential Insurance Company of America (“Prudential Insurance”) demutualized, converting from a mutual life insurance company owned by its policyholders to a stock life insurance company, and became an indirect, wholly owned subsidiary of Prudential Financial, Inc. (“Prudential Financial”). In connection with the demutualization, Prudential Insurance established a regulatory closed block (the “Closed Block”) in which the liabilities for specified in-force participating individual life insurance policies and annuity contracts were included together with certain assets (the “Closed Block Assets”). Assets have been allocated to the Closed Block in an amount that has been determined to produce cash flows which, together with revenues from policies included in the Closed Block, are expected to be sufficient to support obligations and liabilities relating to these policies, including provision for payment of benefits, certain expenses, and taxes and to provide for continuation of the policyholder dividend scales in effect in 2000, assuming experience underlying such scales continues. Prudential Insurance also allocated assets outside of the Closed Block to meet regulatory capital requirements and provide additional capital with respect to the Closed Block’s liabilities (the “Surplus and Related Assets”).

Since the demutualization, Prudential Financial’s businesses have been separated into the Financial Services Businesses and the Closed Block Business (each, a “Business”) for financial reporting purposes by allocating all of its assets and liabilities and earnings between the two Businesses. The Closed Block Business consists principally of the Closed Block’s liabilities, the Closed Block Assets and the Surplus and Related Assets, along with the Class B Stock and IHC Debt (defined below) and related activities. All assets and liabilities of Prudential Financial and its subsidiaries not included in the Closed Block Business constitute the assets and liabilities of the Financial Services Businesses.

Also, at the time of demutualization, Prudential Holdings, LLC (“PHLLC”), a direct wholly owned subsidiary of Prudential Financial, issued $1.75 billion in senior secured notes (the “IHC Debt”).

Prudential Financial has two classes of common stock outstanding: its Common Stock, which is publicly traded, reflects the performance of the Financial Services Businesses, while the Class B Stock, which was issued through a private placement and does not trade on any exchange, reflects the performance of the Closed Block Business. The earnings on, and distribution of, the Surplus and Related Assets over time are the source or measure of payment of the interest on and principal of the IHC Debt and dividends on the Class B Stock. The Surplus and Related Assets, after servicing of the IHC Debt, accrue to the benefit of the holders of the Class B Stock.

Prudential Insurance currently maintains reinsurance arrangements with both third party reinsurers and affiliates that effectively reinsure 90% of the risks associated with the Closed Block Business (the “Existing Reinsurance Arrangements”).

For more information, see Prudential Financial’s Annual Report on Form 10-K for the year ended December 31, 2013.

Redemption of the IHC Debt

On December 2, 2014, PHLLC is providing notice to the holders of the IHC Debt of its intention to redeem all of the issued and outstanding IHC Debt (the “IHC Debt Redemption”) as of December 18, 2014, (the “Redemption Date”), consisting of PHLLC’s $237,750,000 Series A Floating Rate Insured Notes due December 18, 2017 (the “Series A Notes”), $776,650,000 7.245% Series B Fixed Rate Insured Notes due December 18, 2023 (the “Series B Notes”) and $585,600,000 8.695% Series C Fixed Rate Notes due December 18, 2023 (the “Series C Notes”).

The redemption of the IHC Debt will be at a cash redemption price to be calculated for each series as provided in the indenture governing the IHC Debt, plus interest accrued to the Redemption Date. The redemption price for the Series A Notes will be 100% of their outstanding principal amount, or $237,750,000. The redemption price for the Series B Notes and the Series C Notes will be equal to the respective sums of the present values of the scheduled payments of principal and interest remaining outstanding at the Redemption Date until maturity. The present value will be calculated by discounting the remaining principal and interest payments to maturity on a semiannual basis using a discount rate equal to a specified Treasury yield, plus 25 basis points for the Series B Notes and 50 basis points for the Series C Notes. The actual redemption price for the Series B Notes and the Series C Notes will be determined on December 15, 2014, the first date at which the Treasury yield to be used in the calculation becomes available. The aggregate estimated cost of the IHC Debt Redemption is approximately $2.1 billion, using Treasury yields as of November 24, 2014, which includes a $494 million pre-tax charge to earnings of the Closed Block Business, to be recorded in “General and administrative expenses” representing a make-whole provision for early redemption and the cost of terminating associated interest rate swaps. Upon completion of the redemption, no IHC Debt will remain outstanding.

Class B Stock Repurchase

On December 1, 2014, Prudential Financial entered into a Share Repurchase Agreement (the “Share Repurchase Agreement”) with National Union Fire Insurance Company of Pittsburgh, P.A., Lexington Insurance Company and Pacific Life Corp, the holders of 100% of the outstanding shares of the Class B Stock (the “Class B Holders”). Pursuant to the Share Repurchase Agreement, Prudential Financial will, subject to certain conditions, repurchase from the Class B Holders 2,000,000 shares of the Class B Stock, representing all of the outstanding shares of the Class B stock, for an aggregate cash purchase price of $650.8 million (the “Class B Repurchase”). Effective December 1, 2014, the purchase price will be recorded within the Closed Block Business and results in a reduction to “Total Prudential Financial equity” in Prudential Financial’s Consolidated Statements of Financial Position.

The purchase price stated above represents 120% of the fair market value (the “FMV”) of the Class B Stock as determined by an independent appraiser under the methodology set forth in Prudential Financial’s Amended and Restated Certificate of Incorporation. The Share Repurchase Agreement provides that the Class B Holders holding a majority of the Class B Stock may dispute the independent appraiser’s FMV determination within 90 days after receipt of certain information, including the FMV appraisal, and that any such dispute may be resolved through arbitration. Accordingly, the final purchase price of the Class B Stock may differ from that stated above in the event of a dispute.

As a result of the Class B Repurchase, which is expected to close on January 2, 2015, our future earnings per share of Common Stock will reflect the consolidated earnings of Prudential Financial. The close of the Class B Repurchase will also result in the elimination of the distinction between the Financial Services Businesses and the Closed Block Business. Following the close of the Class B Repurchase, the results of the Closed Block, along with certain related assets and liabilities, will be reported as a separate segment, referred to as the “Closed Block Division” and treated as a “divested business” under Prudential Financial’s definition of adjusted operating income. The results of divested businesses are included in net income and income from continuing operations determined in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) but are excluded from adjusted operating income.

Prudential Financial expects to fund the Class B Repurchase and the IHC Debt Redemption, described above, from the sale of a portion of the Surplus and Related Assets, which were valued at $5.3 billion as of September 30, 2014, and funds available within PHLLC.

Since the portion of the Surplus and Related Assets expected to be utilized in these transactions has contributed to the statutory capital position of Prudential Insurance and the remainder of the Surplus and Related Assets will no longer be required as the source of payment of interest on and principal of the IHC debt and dividends on the Class B Stock, Prudential Financial expects that these transactions will utilize a portion of its overall on-balance sheet capital capacity while increasing the portion of the remaining capacity that it considers readily deployable.

“Adjusted operating income,” referred to above, differs from, and should not be viewed as a substitute for, net income determined in accordance with U.S. GAAP, but is the financial measure that Prudential Financial uses to analyze the operations of each segment in managing its businesses.

Reinsurance Transaction

Prudential Insurance will enter into a reinsurance agreement with its wholly owned subsidiary, Prudential Legacy Insurance Company of New Jersey (“PLIC”), pursuant to which Prudential Insurance will reinsure substantially all of the outstanding liabilities of the Closed Block into a statutory guaranteed separate account of PLIC (the “Reinsurance Agreement”) primarily on a coinsurance basis. The reinsurance transaction is expected to become effective on January 1, 2015, immediately following the recapture by Prudential Insurance of substantially all of the Existing Reinsurance Arrangements. Pursuant to the Reinsurance Agreement, approximately $57 billion of the Closed Block Assets will be transferred to PLIC. Consistent with the participating nature of the Closed Block policies and contracts, experience of the Closed Block is ultimately passed along to policyholders over time through adjustments of the annual policyholder dividend scale. Accordingly, we believe that the likelihood of a loss to PLIC under the Reinsurance Agreement resulting from inadequacy of the amount of assets transferred to the guaranteed separate account is remote.

The insurance policies and annuity contracts comprising the Closed Block will continue to be managed in accordance with the Plan of Reorganization approved by the New Jersey Department of Banking and Insurance on December 18, 2001. Prudential Insurance will remain directly obligated for the insurance policies and annuity contracts in the Closed Block. These transactions do not change the Closed Block Assets allocated to support the Closed Block’s liabilities, policyholder dividend scales or the methodology for determining policyholder dividends. Accordingly, the transactions will have no impact on the guaranteed benefits, premiums or dividends for Closed Block policyholders.

Forward-Looking Statements

Certain of the statements included in this report constitute forward-looking statements within the meaning of the U. S. Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “includes,” “plans,” “assumes,” “estimates,” “projects,” “intends,” “should,” “will,” “shall,” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon Prudential Financial and its subsidiaries. There can be no assurance that future developments affecting Prudential Financial and its subsidiaries will be those anticipated by management. These forward-looking statements are not a guarantee of future performance and involve risks and uncertainties, and there are certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Information regarding factors that could cause such a difference appears in the section titled “Forward-Looking Statements” of Prudential Financial’s most recent Quarterly Report on Form 10-Q.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 2, 2014

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Brian J. Morris
Name:	Brian J. Morris
Title:	Vice President and Assistant Secretary